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                                                                     Exhibit 4.2

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Issuer:  Cambridge Heart, Inc., a Delaware corporation
Number of Shares: 21,053, subject to adjustment
Class of Stock: Common Stock, $.001 par value per share
Exercise Price: $2.28, subject to adjustment
Issue Date: September 26, 2002
Expiration Date: September 26, 2007

     FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to SILICON VALLEY BANK (together with its successors and permitted assigns, "Holder") by Cambridge Heart, Inc., a Delaware corporation (the "Company").

     Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and a duly executed Notice of Exercise in substantially the form annexed hereto as Appendix 1 (the "Notice of Exercise"), at the principal office of the Company, 1 Oak Park Drive, Bedford, Massachusetts 01730 or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to Twenty-one Thousand Fifty-three (21,053) fully paid and non-assessable shares (the "Shares") of the Company's common stock, $.001 par value per share ("Common Stock") at a purchase price per Share of Two Dollars and Twenty-eight Cents ($2.28) (the "Exercise Price"). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date, and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the Shares are subject to adjustment from time to time as hereinafter provided.

ARTICLE 1: EXERCISE.

     1.1. METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

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     1.2.  CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

                     X = Y (A-B)/A

         where:

                     X = the number of Shares to be issued to the Holder.

                     Y = the number of Shares with respect to which this Warrant is being exercised (which shall include both the number of Shares issued to Holder and the number of Shares subject to the portion of the Warrant being canceled in payment of the Exercise Price).

                     A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share.

                     B = the Exercise Price then in effect.

     1.3.  FAIR MARKET VALUE.

           1.3.1 If shares of Common Stock are traded on a nationally recognized securities exchange or over the counter market, the fair market value of one Share shall be the closing price of a share of Common Stock reported for the business day immediately preceding the date of Holder's Notice of Exercise to the Company.

           1.3.2 If shares of Common Stock are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine the fair market value of a share of Common Stock in its reasonable good faith judgment.

     1.4. DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the right to purchase the Shares not so acquired.

     1.5. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6.  ASSUMPTION ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

           1.6.1 "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, transfer, exclusive license, or other disposition of all or substantially all

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of the assets of the Company, or any acquisition, reorganization, consolidation or merger of the Company where the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

           1.6.2 In connection with, and upon the closing of, any Acquisition (other than an Acquisition in which the consideration received by the Company's stockholders consists solely of cash), and as a condition precedent thereto, the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant thereafter shall be exercisable for the same kind and amount of securities and other property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted such that the product of (i) the Exercise Price in effect immediately prior to the closing of such Acquisition, and (ii) the number of Shares then issuable upon exercise of this Warrant, equals the product of (i) the number of shares or other securities or property for which this Warrant shall be exercisable immediately following the closing of such Acquisition, and (ii) the Exercise Price in effect immediately following the closing of such Acquisition, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

ARTICLE 2: ADJUSTMENTS TO THE SHARES.

     2.1. STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on the outstanding shares of Common Stock, payable in Common Stock or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2. RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

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     2.3.  ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding shares of
Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

     2.4. NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or by-laws, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.5. ADJUSTMENTS FOR DILUTING ISSUANCES. In the event of a Diluting Issuance (as defined in that certain Antidilution Agreement of even date herewith between the Company and Holder (the "Antidilution Agreement")) by the Company, at any time and from time to time after the Issue Date of this Warrant, then the number of Shares issuable upon exercise or conversion of this Warrant and the Exercise Price therefor shall be adjusted in accordance with the provisions of the Antidilution Agreement. Under no circumstances shall the aggregate Exercise Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

     2.6. FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

     2.7. CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Exercise Price, number of Shares or class of security for which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price, number of Shares and class of security for which this Warrant is exercisable in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number of Shares and class of security.

ARTICLE 3: REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

           (a) All Shares which may be issued upon the due exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-

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assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

           (b) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion or exchange of such Common Stock into or for such other securities.

     3.2. NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its capital stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of any of its securities; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event).

     3.3.  REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED.

           (a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement covering shares to be sold solely for the account of other stockholders of the Company, which shares were acquired pursuant to either (i) an acquisition of a company of which they were formerly stockholders, (ii) a "private placement" under the Securities Act of 1933, as amended (the "Securities Act") or (iii) Rule 144A under the Securities Act) at any time and from time to time, it will, prior to such filing, give written notice to Holder of its intention to do so; provided, that no such notice need be given if no Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 3.3(b). Upon the written request of Holder given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Shares), the Company shall use its best efforts to cause all Shares which the Company has been requested by Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section
3.3 without obligation to Holder. For purposes of this Section 3.3, "Registration Statement" means a registration statement filed by the

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Company with the Securities and Exchange Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

           (b) If the registration for which the Company gives notice pursuant to Section 3.3(a) is a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 3.3(a). In such event, (i) the right of Holder to include its Shares in such registration pursuant to this Section 3.3 shall be conditioned upon Holder's participation in such underwriting on the terms set forth herein and (ii) Holder shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If Holder disapproves of the terms of the underwriting, Holder may elect, by written notice to the Company, to withdraw its Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by Holder may be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter.

           (c) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 3.3, to include any Shares in a Registration Statement if such Shares can then be sold pursuant to Rule 144(k) under the Securities Act.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

     4.1. PURCHASE FOR OWN ACCOUNT. Except for transfers to Holder's affiliates, this Warrant and the Shares to be acquired upon exercise hereof will be acquired for investment for Holder's account, not as nominee or agent, and not with a view to sale or distribution in violation of applicable federal and state securities laws.

     4.2. INVESTMENT EXPERIENCE. Holder understands that the purchase of this Warrant and the Shares covered hereby involves substantial risk. Holder (a) has experience as an investor in unregistered securities, (b) has sufficient knowledge and experience in financial and business affairs that it evaluate the risks and merits of its investment in this Warrant and the Shares, (d) can bear the economic risk of such Holder's investment in this Warrant and the Shares, and (d) Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate.

     4.3. ACCREDITED INVESTOR. Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

ARTICLE 5: MISCELLANEOUS.

     5.1. AUTOMATIC CONVERSION UPON EXPIRATION. In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on

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and as of such date to be converted pursuant to Section 1.2 above as to all
Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

     5.2. LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE CORPORATION TO SILICON VALLEY BANK DATED AS OF ______________, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     5.3. COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares or other affiliate of Holder.

     5.4. TRANSFER PROCEDURE. Following its receipt of this executed Warrant, Silicon Valley Bank will transfer same in whole or in part to its parent corporation Silicon Valley Bancshares, and thereafter Holder and/or Silicon Valley Bancshares may, subject to Section 5.3 above, transfer all or part of this Warrant and/or the Shares at any time and from time to time by giving the Company notice of the portion of the Warrant and/or Shares being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

     5.5. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, HA 200, Santa Clara, California 95054.

     5.6. WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

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     5.7.  ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     5.8. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

     5.9. NO RIGHTS AS A SHAREHOLDER. Except as specifically provided in this Warrant, Holder shall have no rights as a shareholder of the Company in respect of the Shares issuable hereunder unless and until Holder exercises this Warrant as to all or any of such Shares.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Stock to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

ATTEST:                                 "COMPANY"

                                        CAMBRIDGE HEART, INC.


By: /s/ Eric Dufford                    By: /s/ Robert B. Palardy
    ----------------                        ---------------------
Name: Eric Dufford                      Name: Robert B. Palardy
Title: V.P./Secretary                   Title: CFO

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                                   APPENDIX I

                               NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase ___________shares of the ________ stock of _______________pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to __________of shares of the ________________ Stock of _______________.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                  ______________________________________________________________
                         (Name)


                  ______________________________________________________________

                  ______________________________________________________________
                         (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                        ----------------------------------------
                                             (Signature)


--------------------------

(Date)